Exhibit 11.1

                  First Colonial Group, Inc. and Subsidiaries

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                       Three Months Ended     Six Months Ended
                                      June 30,    June 30,   June 30,   June 30,
                                         1995        1994       1995      1994
                                     ---------  ---------  ---------  ---------
Primary
  Earnings                            $    771     $  568     $  108    $ 1,176
                                     ---------  ---------  ---------  ---------

  Shares
    Weighted average number
      of common shares outstanding   1,430,246  1,408,564  1,427,534  1,405,711
    Assuming exercise of option
      reduced by the number of shares
      which could have been purchased
      with the proceeds from exercise
      of such options                      **         **         **         **
                                     ---------  ---------  ---------  ---------
  Weighted average number of
      common shares outstanding as
      adjusted                       1,430,246  1,408,564  1,427,534  1,405,711

  Primary earnings per common share   $   0.54   $   0.40   $   0.08   $   0.83
                                     =========  =========  =========  =========

Assuming full dilution
  Earnings                            $    771   $    568   $    108   $  1,176
                                     ---------  ---------  ---------  ---------

  Shares
     Weighted average number
       of common shares outstanding  1,430,246  1,408,564  1,427,534  1,405,711
     Assuming exercise of option
       reduced by the number of shares
       which could have been purchased
       with the proceeds from exercise
       of such options                      **        **         **         **
                                     ---------  ---------  ---------  ---------
     Weighted average number of
       common shares outstanding as
       adjusted                      1,430,246  1,408,564  1,427,534  1,405,711

    Earnings per common share assuming
      full dilution                    $  0.54    $  0.40    $  0.08     $ 0.83
                                     =========  =========  =========  =========



*   Restated per 5% Stock Dividend paid on June 28, 1994.
** The stock options are not included since the option price on the stock options outstanding was greater than the average market price and the period-end market price.
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